EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Martin Schmieg, Chief Executive Officer of Nuvilex, Inc. (the “Company”), certify that, to the best of my knowledge and belief:

(1) the  Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2010, to which this Certification  is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Martin Schmieg Martin Schmieg, Chief Executive Officer (Principal Executive Officer) Date: March 22, 2010

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing.